Exhibit (j)(5)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Equity Trust

We consent to the use of our report, dated February 25, 2008, incorporated herein by reference, for Legg Mason Partners Investors Value Fund, a series of Legg Mason Partners Equity Trust, as of December 31, 2007, and to the references to our firm under the headings “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

April 17, 2008